Press Release

July 27, 2021	FOR IMMEDIATE RELEASE

CTS Announces Second Quarter 2021 Results

Strong performance in a challenging supply chain environment

Lisle, Ill. - CTS Corporation (NYSE: CTS) today announced second quarter 2021 results.

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Sales were $129.6 million, up 54% year-over-year. Sales to transportation customers increased 88%, and sales to other end markets grew 26%. The Sensor Scientific acquisition added $1.6 million of sales in the second quarter of 2021.

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Net earnings were $0.9 million or $0.03 per diluted share versus $4.9 million or $0.15 per diluted share in the second quarter of last year. The second quarter net earnings were impacted by a non-cash charge of $20.1 million related to the previously communicated termination of the U.S. pension plan.

•	Adjusted diluted EPS was $0.52, up from $0.16 in the second quarter of 2020.
•	Free cash flow was $16.3 million, up from $9.1 million in the second quarter of 2020.
•	New business wins were $174 million.

“We delivered another quarter of strong sales and earnings in a challenging supply chain environment. I am proud of the execution by our global teams to meet our customers’ needs”, said Kieran O’Sullivan, CEO of CTS Corporation. “We continue to advance our diversification strategy by growing in the industrial, medical, and aerospace and defense end markets, enhanced by stronger new business wins.”

2021 Guidance

While management remains mindful of supply chain uncertainties, CTS is updating its 2021 guidance for sales from $445 – $500 million to $480 – $500 million, and for adjusted diluted EPS from $1.35 – $1.70 to $1.70 – $1.90.

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Conference Call

As previously announced, the Company has scheduled a conference call at 10:00 a.m. (EST) today to discuss the second quarter financial results. The dial-in number is 800-309-1256 (323-347-3622, if calling from outside the U.S.).  The passcode is 960176.  A replay of the conference call will be available from 1:00 p.m. (EST) on Tuesday, July 27, 2021 through 1:00 p.m. (EST) on Tuesday, August 10, 2021.  The telephone number for the replay is 888-203-1112 (719-457-0820, if calling from outside the U.S.).  The replay passcode is 6658189. A live audio webcast of the conference call will be available and can be accessed directly from the Investors section of the website of CTS Corporation at www.ctscorp.com.

About CTS

CTS (NYSE: CTS) is a leading designer and manufacturer of products that Sense, Connect, and Move.  The company manufactures sensors, actuators, and electronic components in North America, Europe, and Asia, and provides engineered products to customers in the aerospace/defense, industrial, medical, telecommunications/IT, and transportation markets.

For more information, visit www.ctscorp.com.

Safe Harbor

This document contains statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, any financial or other guidance, statements that reflect our current expectations concerning future results and events, and any other statements that are not based solely on historical fact. Forward-looking statements are based on management's expectations, certain assumptions and currently available information. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based on various assumptions as to future events, the occurrence of which necessarily are subject to uncertainties. These forward-looking statements are made subject to certain risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from those presented in the forward-looking statements. Many of these, and other, risks and uncertainties are discussed in further detail in Item 1A. of CTS’ Annual Report on Form 10-K. We undertake no obligation to publicly update our forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes.

Contact

Ashish Agrawal

Vice President and Chief Financial Officer

CTS Corporation

4925 Indiana Avenue

Lisle, IL 60532

USA

Telephone: +1 (630) 577-8800

E-mail: ashish.agrawal@ctscorp.com
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CTS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS - UNAUDITED

(In thousands of dollars, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net sales	$129,585	$84,197	$258,012	$187,272
Cost of goods sold	81,889	57,630	167,725	127,806
Gross margin	47,696	26,567	90,287	59,466
Selling, general and administrative expenses	20,937	14,668	39,262	31,427
Research and development expenses	6,029	5,522	11,716	12,930
Restructuring charges	151	135	232	375
Operating earnings	20,579	6,242	39,077	14,734
Other (expense) income:
Interest expense	(508)	(909)	(1,063)	(1,760)
Interest income	257	304	459	635
Other (expense) income, net	(20,929)	256	(24,285)	(1,726)
Total other expense, net	(21,180)	(349)	(24,889)	(2,851)
(Loss) earnings before income taxes	(601)	5,893	14,188	11,883
Income tax expense	(1,476)	1,036	1,323	3,218
Net earnings	$875	$4,857	$12,865	$8,665
Earnings per share:
Basic	$0.03	$0.15	$0.40	$0.27
Diluted	$0.03	$0.15	$0.39	$0.27
Basic weighted – average common shares outstanding:	32,397	32,262	32,358	32,364
Effect of dilutive securities	229	242	259	284
Diluted weighted – average common shares outstanding:	32,626	32,504	32,617	32,648
Cash dividends declared per share	$0.04	$0.04	$0.08	$0.08

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CTS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of dollars)

	(Unaudited)
	June 30, 2021	December 31, 2020
ASSETS
Current Assets
Cash and cash equivalents	$117,397	$91,773
Accounts receivable, net	80,795	80,981
Inventories, net	48,972	45,870
Other current assets	16,180	14,607
Total current assets	263,344	233,231
Property, plant and equipment, net	93,017	97,437
Operating lease assets, net	23,150	23,281
Other Assets
Prepaid pension asset	56,903	56,642
Goodwill	109,898	109,497
Other intangible assets, net	74,584	79,121
Deferred income taxes	23,949	24,250
Other	2,453	2,590
Total other assets	267,787	272,100
Total Assets	$647,298	$626,049
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$47,753	$50,489
Operating lease obligations	3,360	3,294
Accrued payroll and benefits	14,433	12,978
Accrued expenses and other liabilities	36,765	38,171
Total current liabilities	102,311	104,932
Long-term debt	50,000	54,600
Long-term operating lease obligations	22,953	23,163
Long-term pension obligations	7,199	7,466
Deferred income taxes	6,924	7,010
Other long-term obligations	3,602	5,196
Total Liabilities	192,989	202,367
Commitments and Contingencies
Shareholders’ Equity
Common stock	314,341	311,190
Additional contributed capital	40,007	41,654
Retained earnings	549,553	539,281
Accumulated other comprehensive loss	(77,070)	(95,921)
Total shareholders’ equity before treasury stock	826,831	796,204
Treasury stock	(372,522)	(372,522)
Total shareholders’ equity	454,309	423,682
Total Liabilities and Shareholders’ Equity	$647,298	$626,049

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CTS CORPORATION AND SUBSIDIARIES

OTHER SUPPLEMENTAL INFORMATION - UNAUDITED

Earnings Per Share

The following table reconciles GAAP diluted earnings per share to adjusted diluted earnings per share for the Company:

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
GAAP diluted earnings per share	$0.03	$0.15	$0.39	$0.27
Tax affected charges to reported diluted earnings per share:
Restructuring charges	0.01	0.01	0.01	0.01
Foreign currency (gain) loss	(0.03)	(0.03)	0.01	0.01
Non-cash pension expense	0.51	0.01	0.56	0.02
Environmental charges	—	0.02	0.01	0.02
Discrete tax items	—	—	—	0.02
Adjusted diluted earnings per share	$0.52	$0.16	$0.98	$0.35

Free Cash Flow

The following table reconciles GAAP operating cash flow to free cash flow for the Company:

	Three Months Ended		Six Months Ended
(in thousands)	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net cash provided by operating activities	$18,675	$11,797	$38,785	$23,724
Capital expenditures	(2,332)	(2,675)	(3,970)	(7,245)
Free cash flow	$16,343	$9,122	$34,815	$16,479

Additional Information

The following table includes other financial information not presented in the preceding financial statements.

	Three Months Ended		Six Months Ended
(in thousands)	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Depreciation and amortization expense	$6,712	$6,611	$13,512	$13,143
Stock-based compensation expense	$1,903	$817	$3,122	$1,045

Non-GAAP Financial Measures

From time to time, CTS may use non-GAAP financial measures in discussing CTS’ business.  These measures are intended to supplement, not replace, CTS’ presentation of its financial results in accordance with GAAP.  CTS’ management believes that non-GAAP financial measures can be useful to investors in analyzing CTS financial performance and results of operations over time.  CTS recommends that investors consider both actual and adjusted measures in evaluating the performance of CTS with peer companies.

Adjusted Diluted Earnings Per Share

Adjusted diluted earnings per share is a non-GAAP financial measure. The most directly comparable GAAP financial measure is diluted earnings per share.

CTS uses an adjusted earnings per share measure to evaluate overall performance, establish plans and perform strategic analysis. Using this measure avoids distortion in the evaluation of operating results by eliminating the impact of events which are not related to normal operating performance. Because this measure is based on the exclusion or inclusion of specific items, they may not be comparable to measures used by other companies which have similar titles. CTS' management compensates for this

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limitation when performing peer comparisons by evaluating both GAAP and non-GAAP financial measures reported by peer companies. CTS believes that this measure is useful to its management, investors and stakeholders in that it:

•	provides a meaningful measure of CTS' operating performance,
•	reflects the results used by management in making decisions about the business, and
•	helps review and project CTS' performance over time.

Free Cash Flow

Free cash flow is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net cash provided by operating activities. CTS believes free cash flow is a useful measure of its ability to generate cash.

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